EXHIBIT 23.1


                             [MOSS ADAMS LETTERHEAD]



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



We consent to the use in the Post-Effective Amendment Number 1 to the Registration Statement on Form S-1 filed with the Securities and Exchange Commission and the Post-Effective Amendment Number 1 to the MHC-2 (Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company) filed with the Office of Thrift Supervision, of our report dated January 30, 2004, related to the financial statements of Home Federal Savings and Loan Association of Nampa as of September 30, 2003, 2002 and 2001 and for the years then ended appearing in such Registration Statement and Application. We also consent to the reference to us under the headings "Selected Financial and Other Data" and "Experts" in such Registration Statement and Application.


/s/ MOSS ADAMS LLP

Spokane, Washington
October 14, 2004